Exhibit 4.4

Note: June 30, 2016

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

PACIFIC GOLD CORP.

Issuance Date:  June 30, 2016

Principal Amount of this Note: $1,451,154

THIS NOTE (“Note” or “Note”) is a duly authorized Convertible Promissory Note of PACIFIC GOLD CORP. a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), designated as the Company's 10% Convertible Promissory Note Due June 30, 2019 (“Maturity Date”) in the principal amount $1,451,154 (the “Note”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Leveljump Inc. or its registered assigns or successors-in-interest (“Holder”) the principal sum of $1,451,154 together with all accrued but unpaid interest, penalties, and liquidated damages, if any, on the Maturity Date, to the extent such principal amount, interest, penalties, and liquidated damages have not been repaid or converted into the Company's Common Stock, $0.0000000001 par value per share (the “Common Stock”), in accordance with the terms hereof.

This Note replaces any and all previously issued debts to the Holder by the Company.

Interest on any outstanding principal balance shall accrue at a rate of 10% per annum. In the Event of Default pursuant to Section 2(e), interest will accrue at the rate equal to the lower of 20% per annum or the highest rate permitted by law (the “Default Rate”).

This Note may be prepaid in whole or in part, in each case without premium or penalty, except for amounts previously converted in Common Stock by the Holder, but with interest on the amount prepaid to the date of prepayment. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

For purposes hereof the following terms shall have the meanings ascribed to them below:

$1,451,154 Note

PACIFIC GOLD CORP.

Leveljump Inc.

 “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall be equal to $0.0001.

 “Principal Amount” shall refer to the sum of (i) the original principal amount of this Note (including the prorated amount of the original issue discount), (ii) all accrued but unpaid interest hereunder, and (iii) any default payments, penalties and/or liquidated damages owing under the Agreements but not previously paid or added to the Principal Amount.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1

Conversion.

(a)

Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's option, at any time to convert at the Conversion Price any or all of the outstanding Principal Amount and and or all of the outstanding Interest under this Note in whole or in part by submitting to the Company a conversion in the form of Exhibit A.

(b)

The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”.

(i)

Stock Certificates.  The Company will deliver to the Holder, or Holder’s authorized designee, no later than two 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions when allowable by law) representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) program (provided that the same time periods herein as for stock certificates shall apply).

(ii)

Charges, Expenses.  Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Company stock to Holder and acknowledges that this is a material obligation of this Note.

If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section (free of any restrictions on transfer or legends) prior to the third Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to Two Thousand Dollars ($2,000) per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be added to the principal value of the Note.

$1,451,154 Note

PACIFIC GOLD CORP.

Leveljump Inc.

(c)

Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than one times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 1 but without regard to any ownership limitations contained herein) upon the conversion of this Note in Common Stock.  These shares shall be reserved in proportion with the Consideration actually received by the Company and the total reserve will be increased with future payments of consideration by Holder.  The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. The Company agrees that this is a material term of this Note.

Section 2

Defaults and Remedies.

(a)

Events of Default.

 An “Event of Default” is:  (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms hereof, which default continues for 3 Business Days after the Company has failed to issue shares or deliver stock certificates within the 3rd day following the Conversion Date; (iii) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of the Purchase Agreement; (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement; (v) if the Company is subject to any Bankruptcy Event; (vi) any failure of the Company to satisfy its  “filing” obligations under the rules and guidelines issued by OTC Markets News Service, OTC Markets.com and their affiliates; (vii) any failure of the Company to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 day of request by Holder; (viii) failure to have sufficient number of authorized but unissued shares of the Company’s Common Stock available for any conversion; (ix) failure of Company’s stock to maintain a bid price in its trading market which occurs for at least 3 consecutive Trading Days; (x) any delisting for any reason; (xi) failure by Company to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; (xii) any trading suspension imposed by the Securities and Exchange Commission under Sections 12(j) or 12(k) of the 1934 Act; (xiii) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter;  excluding any indebtedness to the IRS or (xiv) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC.

  Remedies.  If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be increased to 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued and unpaid interest, fees, and liquidated damages, if any. Additionally, this Note shall bear interest on any unpaid principal from and after the occurrence and during the continuance of an Event of Default at a rate of 20%. Finally, the Note will accrue liquidated damages of $1,000 per day from and after the occurrence and during the continuance of an Event of Default. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from an Event of Default and any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. The remedies under this Note shall be cumulative and added to the principal value of the Note.

Section 3

General.

(a) Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

$1,451,154 Note

PACIFIC GOLD CORP.

Leveljump Inc.

(b) Assignment, Etc.  The Holder may assign or transfer this Note to any transferee at its sole discretion.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c) Governing Law; Jurisdiction.

(i)

Governing Law.  This note will be governed by and construed in accordance with the laws of the state of Nevada without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)

Jurisdiction.  Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto shall be settled in Nevada.

(iii)

No Jury Trial.  The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this note.

(d)

Recapitalization. If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein.  In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

(e)

Subordination. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the Outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed.  This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company.  In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company.

Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts.  Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank pari passu with the Note in all respects

(f)

Transfer. The Payee shall have the right to assign this note, in whole or in part, and any payments or conversion rights due under this note, to any third party, with 3 business days advance notice to the Maker.

(g)

Severability.  If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Note will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Note and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(h)

Notices.  All notices, requests, claims, demands and other communications under this Note shall be in writing and shall be deemed given (a) when received if delivered personally, (b) one (1) Business Day after (i) electronic mail transmission delivery receipt requested, or (c) two (2) Business Days after being mailed by

$1,451,154 Note

PACIFIC GOLD CORP.

Leveljump Inc.

registered or certified mail return receipt requested, postage and fees prepaid, in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)

If to Holder, to:

Leveljump Inc.

#304-85 Scarsdale Rd.

Toronto, ON, M3B 2R2

Attention: Rob Landau

Facsimile No.:  (647) 288-1509

E-mail:  rob@leveljump.com

(ii)

If to the Company, to:

Pacific Gold Corp.

848 N. Rainbow Blvd. #2987

Las Vegas, Nevada 89107

Attention:  Rob Landau

Facsimile No.:  (647) 288-1509

E-mail:  rob@pacificgoldcorp.com

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed on the day and in the year first above written.

PACIFIC GOLD CORP.

By:

Name:

Title:

Date:

$1,451,154 Note

PACIFIC GOLD CORP.

Leveljump Inc.

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert that certain Note identified as the Exchange Note)

FROM:

Leveljump Inc.

DATE:

____________________________

The undersigned on behalf of Leveljump Inc., hereby elects to convert $_______________________ of the aggregate outstanding Principal Amount (as defined in the Note Portion Note) indicated below of this Note into shares of Common Stock, $0.0000000001 par value per share, of PACIFIC GOLD CORP. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in this Note.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Number of Shares of Common Stock to be Issued

Principle Balance Remaining

Applicable Conversion Price

Signature

Name

Address

$1,451,154 Note

PACIFIC GOLD CORP.

Leveljump Inc.